Exhibit 3.3

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

Certificate of Amendment	Certificat de modification

Canada Business Corporation Act	Loi canadienne sur les sociétés par actions

DiaMedica Therapeutics Inc.

__________________________________________________________

Corporate name / Dénomination sociale

970609-7

__________________________________

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qui’il est indiqué dans les clauses modificatrices ci-jointes.

/s/ Virginie Ethier

Virginie Ethier

_____________________________________

Director / Directeur

2018-09-24

_____________________________________

Date of amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

Form 4	Formulaire 4
Articles of Amendment	Clauses modificatrices
Canada Business Corporations Act	Loi canadienne sur le société par
(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)

1	Corporate name
Dénomination sociale
DiaMedica Therapeutics Inc.

2	Corporation number
Numéro de la société
970609-7

3	The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amended the other provisions as follows:
Les autres dispositions sont modifiées comme suit:
See attached schedule / Voir l’annexe ci-jointe

4	Declaration: I certify that I am a director or an officer of the corporation.
Déclaration: J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Rick Pauls
Rick Pauls
763-710-4455

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procedure sommaire, est passible d’une amende maximale de 5000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

Schedule / Annexe

Other Provisions / Autres dispositions

Item D of the Articles of DiaMedica Therapeutics Inc. are amended in accordance with Section 173(1)(m) and 173(1)(o) of the Canada Business Corporations Act as follows:

ADD Schedule “B” as follows:

SCHEDULE “B”

OTHER RULES OR PROVISIONS (IF ANY):

1.     The directors may, between annual meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual meeting of shareholders, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last meeting of the shareholders of the Corporation.

2.     Meetings of shareholders of the Corporation shall be held anywhere inside Canada or the United States that the directors determine.